SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by Registrant                                  [ X ]
Filed by Party other than the Registrant             [   ]

Check the appropriate box:
[   ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[ X ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant toss. 240.14a-11(c) orss. 240.14a-12

                            FIRST INDIANA CORPORATION
                (Name of Registrant as Specified in its Charter)

                            FIRST INDIANA CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No Fee Required.
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          1)     Title of each class of securities to which transaction applies:
                 ...............................................................
          2)     Aggregate number of securities to which transaction applies:
                 ...............................................................
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                 ...............................................................
          4)     Proposed maximum aggregate value of transaction:
                 ...............................................................
          5)     Total fee paid:
                 ...............................................................
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided  by Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           1)     Amount Previously Paid:
                  ..............................................................
           2)     Form, Schedule or Registration Statement No.:
                  ..............................................................
           3)     Filing Party:
                  ..............................................................
           4)     Date Filed:
                  ..............................................................

[FIC LETTERHEAD]








                                                 March 9, 2001



Dear Shareholder:

      The directors and officers of First Indiana Corporation join me in extending to you a cordial invitation to attend the annual meeting of our shareholders. This meeting will be held on Wednesday, April 18, 2001 at 1:30 p.m., in the First Indiana Plaza Conference Center, Ohio and Pennsylvania Streets, Seventh Floor, Indianapolis, Indiana.

      First Indiana enjoyed record earnings in 2000 as a comprehensive provider of financial services emphasizing local decision-making, customer relationships and personalized service. At the annual meeting, we will review our achievements in 2000 and share our plans for additional growth.

      The formal notice of this annual meeting and the proxy statement appear on the following pages. After reading the proxy statement, please mark, sign, and return the enclosed proxy card, or vote your proxy via telephone or the Internet in accordance with the instructions on your proxy card, to ensure that your votes on the business matters of the meeting will be recorded.

      We hope that you will attend this meeting. Whether or not you attend, we urge you to return your proxy promptly in the postpaid envelope provided, or to register your vote via telephone or the Internet. After doing so, you may, of course, vote in person on all matters brought before the meeting.

      We look forward to seeing you on April 18.

                                    Sincerely,



                                    /s/ Robert H. McKinney
                                    Robert H. McKinney,
                                    Chairman

                            FIRST INDIANA CORPORATION
                              INDIANAPOLIS, INDIANA
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------


           The annual meeting of the shareholders of First Indiana Corporation (the "Corporation") will be held in the First Indiana Plaza Conference Center, 135 North Pennsylvania Street, Seventh Floor, Indianapolis, Indiana on April 18, 2001, at 1:30 p.m. EST, to consider and take action on the following matters:

           1.       The election of three (3) directors of the Corporation; and

           2. The transaction of such other business as may properly come before the meeting and any adjournments thereof.

Only shareholders of record at the close of business on February 16, 2001 are entitled to notice of and to vote at this meeting and any adjournments thereof.

                                             By order of the Board of Directors,



                                             /s/ David A. Butcher
                                             David A. Butcher,
                                             Secretary



Indianapolis, Indiana
March 9, 2001

                            FIRST INDIANA CORPORATION

                               First Indiana Plaza
                          135 North Pennsylvania Street
                           Indianapolis, Indiana 46204




                                 PROXY STATEMENT



           This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of First Indiana Corporation (the "Corporation" or "we") of proxies to be voted at the Annual Meeting of Shareholders to be held on Wednesday, April 18, 2001, and at any adjournment thereof. The approximate date of mailing this proxy statement is March 9, 2001. The following is important information in a question-and-answer format regarding the Corporation, its wholly owned subsidiary First Indiana Bank (the "Bank"), the Annual Meeting and this Proxy Statement.

Q:  What am I voting on?
           You are voting on the election of three directors (Robert H. McKinney, Owen B. Melton, Jr. and Michael L. Smith).

Q:  Who is entitled to vote?
           Shareholders as of the close of business on February 16, 2001 (the "Record Date") are entitled to vote at the Annual Meeting. Each shareholder is entitled to one vote for each share of common stock held on the Record Date. As of the Record Date, 12,485,700 shares of the Corporation's common stock were issued and outstanding.

Q:  How do I vote?
           Sign and date each proxy card you receive and return it in the prepaid envelope, or vote your proxy via telephone or the Internet in accordance with the instructions on your proxy card. If you return your signed proxy card but do not indicate your voting preferences, we will vote on your behalf FOR the three management nominees. You have the right to revoke your proxy any time before the meeting by (1) notifying the Corporation's Secretary, or (2) returning a later-dated proxy. You may also revoke your proxy by voting in person at the meeting.

Q:  What does it mean if I get more than one proxy card?
           It means you hold shares registered in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

Q:  Who will count the vote?
           Representatives of Computershare Investor Services LLC will tabulate the votes and act as inspectors of the election.

Q:  What constitutes a quorum?
           A  majority  of  the  outstanding   shares,   present  in  person  or
represented by proxy, constitutes a quorum for the Annual Meeting.

Q:  How many votes are needed for approval of each item?
           Directors will be elected by a plurality of the votes cast at the Annual Meeting. Consequently, the three nominees receiving the most votes will be elected directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for the three management nominees unless the proxy contains instructions to the contrary. Any other matter to come before the Annual Meeting will be approved if the votes cast at the Annual Meeting (in person or represented by proxy) in favor of such proposal exceed the votes opposing such proposal. An abstention, non-vote, or broker non-vote will not change the number of votes cast for or against the election of any director.

Q:  Who can attend the Annual Meeting?
           All shareholders as of the Record Date can attend.

Q:  What percentage of stock do the directors and executive officers own?
           Together, they own approximately 24.3% of the Corporation's common stock as of the Record Date. (See page 3 for details.)

Q:  Who are the largest principal shareholders?
           A group consisting of Robert H. McKinney and Marni McKinney is the single largest shareholder of the Corporation, beneficially owning 2,147,627 shares, or 16.9% of the Corporation's common stock, as of the Record Date. (See page 3 for details.)

Q:  When are shareholder proposals and nominations for the 2002 meeting due?
           The Corporation's 2002 Annual Meeting is currently scheduled for April 17, 2002. To be considered for inclusion in next year's Proxy Statement, shareholder proposals must be submitted in writing by November 9, 2001 to the Corporation's Secretary, 2800 First Indiana Plaza, 135 N. Pennsylvania Street, Indianapolis, Indiana 46204. In addition, the Corporation's By-laws provide that any shareholder wishing to nominate a candidate for director or propose other business at the Annual Meeting must give the Corporation written notice 60 days before the meeting, and the notice must provide certain other information as described in the By-laws. Copies of the By-laws are available to shareholders free of charge upon request to the Corporation's Secretary.

                     STOCK OWNERSHIP BY DIRECTORS, OFFICERS
                            AND CERTAIN SHAREHOLDERS


           The following table shows, as of February 16, 2001, the number and percentage of shares of common stock held by each person known to the Corporation who owned beneficially more than five percent of the issued and outstanding common stock of the Corporation and shares held by the Corporation's directors and certain executive officers:

    Beneficial                   Amount and Nature of            Percent
       Owner                     Beneficial Ownership           of Class
       -----                     --------------------           --------

Gerald L. Bepko                      38,989  1                      2

Andrew Jacobs, Jr.                   12,903  3                      2

Robert J. Laikin                      9,788  4                      2

David A. Lindsey                    111,566  5                      2

Merrill E. Matlock                   38,299  6                      2

Marni McKinney                    2,147,627  7                    16.9%

Robert H. McKinney                2,147,627  7                    16.9%

Owen B. Melton, Jr.                 347,172  8                    2.8%

Phyllis W. Minott                    41,818  9                      2

Marvin C. Schwartz                  633,246  10                   5.1%

Michael L. Smith                     61,565  11                     2

John W. Wynne                        45,988  12                     2

All Executive Officers and
Directors as a Group
(17 Persons)                      3,081,216  13                   24.3%

-------------

         1 Includes 2,452 shares held in trust under the First Indiana Bank Directors' Stock Purchase Plan (the "Directors' Stock Purchase Plan"), 3,850 shares held in trust under the Bank's Employees' Stock Purchase Plan (the "Stock Purchase Plan"), 214 shares held jointly with Mr. Bepko's spouse, and 29,968 shares as to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 (the "Exchange Act").

         2 The number of shares represents less than one percent of the Corporation's common stock outstanding.

         3 Includes 184 shares held in trust under the Stock Purchase Plan, 11,238 shares as to which there is a right to acquire beneficial ownership as specified in Exchange Act Rule 13d-3(d)(1) and 1,481 shares held in trust under the Directors' Stock Purchase Plan.

         4 Includes 306 shares held in trust under the Stock Purchase Plan, 7,492 shares as to which there is a right to acquire beneficial ownership as specified in Exchange Act Rule 13d-3(d)(1) and 1,990 shares held in trust under the Directors' Stock Purchase Plan.

         5 Includes 228 shares held in trust under the Stock Purchase Plan and 19,200 shares as to which there is a right to acquire beneficial ownership as specified in Exchange Act Rule 13d-3(d)(1).

         6 Includes 879 shares held in trust under the Stock Purchase Plan, 872 shares held under the Corporation's Dividend Reinvestment and Stock Purchase Plan (the "DR Plan") and 20,400 shares as to which there is a right to acquire beneficial ownership as specified in Exchange Act Rule 13d-3(d)(1).

         7 These shares are beneficially owned by a group consisting of Robert H. McKinney and Marni McKinney. Mr. McKinney's holdings include 648,801 shares owned directly by Mr. McKinney (including 12,000 shares of restricted stock granted to Mr. McKinney pursuant to the Corporation's Long-Term Management Performance Incentive Plan (the "Long-Term Plan") and the Corporation's 1998 Stock Incentive Plan (the "1998 Plan")), 2,630 shares held in trust under the Stock Purchase Plan, 34,318 shares owned of record by Mr. McKinney's wife, 95,315 shares underlying options granted to Mr. McKinney by the Corporation which Mr. McKinney is deemed to beneficially own under Exchange Act Rule 13d-3(d)(1) and 673,041 shares held by a limited partnership established by Mr. McKinney for the benefit of his children, including Marni McKinney, which Mr. McKinney is deemed to beneficially own under Exchange Act Rule 13d-3(d)(1). Marni McKinney's holdings include 109,257 shares owned directly by Ms. McKinney (including 12,000 shares of restricted stock granted to Ms. McKinney pursuant to the Long-Term Plan and the 1998 Plan), 6,671 shares held in trust under the Stock Purchase Plan, 3,264 shares held on her behalf under the Bank's 401(k) Plan and 113,275 shares underlying options granted to Ms. McKinney by the Corporation which Ms. McKinney is deemed to beneficially own under Exchange Act Rule 13d-3(d)(1)). The total held by the group also includes 461,055 shares held in two irrevocable trusts of which Ms. McKinney is the trustee and which were established by Mr. McKinney for the benefit of his children.

         8 Includes 89,244 shares as to which Mr. Melton has the right to acquire beneficial ownership as specified in Exchange Act Rule 13d-3(d)(1), 11,492 shares held in trust under the Stock Purchase Plan, 1,229 shares held on his behalf under the Bank's 401(k) Plan, 107,996 shares owned of record jointly with Mr. Melton's spouse, 61,874 shares owned of record by Mr. Melton's spouse and 12,000 shares of restricted stock under the Long-Term Plan and the 1998 Plan.

         9 Includes 5,315 shares held in trust under the Stock Purchase Plan, 268 shares held under the DR Plan, 29,968 shares as to which there is a right to acquire beneficial ownership as specified in Exchange Act Rule 13d-3(d)(1) and 5,217 shares held in trust under the Directors' Stock Purchase Plan.

         10 This information is taken from a Schedule 13D Report dated October 11, 2000 and filed by the shareholder with the Securities and Exchange Commission. It does not reflect any changes in those shareholdings that may have occurred since the date of such filing.

         11       Includes 33,714 shares as to which there is a right to acquire
                  beneficial   ownership  as  specified  in  Exchange  Act  Rule
                  13d-3(d)(1).

         12 Includes 318 shares held in trust under the Stock Purchase Plan, 210 shares held under the DR Plan, 1,511 shares held under the Directors' Stock Purchase Plan and 18,730 shares as to which there is a right to acquire beneficial ownership as specified in Exchange Act Rule 13d-3(d)(l).

         13 Includes 42,025 shares held in trust under the Stock Purchase Plan, 1,906 shares held under the DR Plan, 12,651 shares held under the Directors' Stock Purchase Plan, 9,835 shares held under the Bank's 401(k) Plan, and 524,487 shares as to which there is a right to acquire beneficial ownership as specified in Exchange Act Rule 13d-3(d)(1).

                        ---------------------------------

                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

         Three directors are to be elected. Robert H. McKinney, Owen B. Melton, Jr. and Michael L. Smith have been nominated for a term of three years and until their successors are elected and qualified. Messrs. McKinney, Melton and Smith are members of the present Board of Directors and have consented to serve an additional term. The Corporation generally requires that persons not stand for reelection to the Board of Directors after reaching age 70; however, the Board of Directors has waived this requirement for Mr. McKinney, and he has accepted a nomination for another three year term.

         The other directors listed in the table below will continue in office until the expiration of their terms. All of the nominees and the other directors listed in the table below also are members of the Board of Directors of the Bank. For directors of the Corporation who were directors of the Bank before the Corporation was formed in 1986, the table below lists the year in which the director became a director of the Bank. If, at the time of the Annual Meeting, any of the nominees is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.


                 The Board of Directors unanimously recommends
                    the election of the following nominees.

                       NOMINEES FOR TERMS EXPIRING IN 2004


Name, Age, Principal
Occupation(s) and
Business Experience                                                    Director
During Past 5 Years                                                      Since
--------------------------------------------------------------------------------

Robert H. McKinney, Age 75                                               1954
Chairman of the Corporation and Chairman of the Executive Committee of the Bank; formerly Chairman and Director, The Somerset Group, Inc., financial services; retired partner, Bose McKinney & Evans LLP, attorneys (1963-1977; 1980-1991); formerly Chairman, Federal Home Loan Bank Board (1977-1979).

Owen B. Melton, Jr., Age 54                                              1983
President and Chief Operating Officer of the Corporation and President and Chief Executive Officer of the Bank.

Michael L. Smith, Age 52                                                 1985
Executive Vice President and Chief Financial Officer, Anthem, Inc., a health benefits management company; Director of FinishMaster, Inc. and First Internet Bank of Indiana; formerly Senior Vice President, Anthem, Inc.; formerly Chief Operating Officer and Chief Financial Officer, American Health Network, Inc., a physician management company; formerly Director of The Somerset Group, Inc.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2003


Name, Age, Principal
Occupation(s) and
Business Experience                                                     Director
During Past 5 Years                                                       Since
--------------------------------------------------------------------------------

Gerald L. Bepko, Age 60                                                   1988
Vice President for Long-Range Planning of Indiana University and Chancellor, Indiana University-Purdue University at Indianapolis; Director, USA Group Foundation and Indianapolis Life Insurance Company; formerly Director, USA Group and USA Funds.

Andrew Jacobs, Jr., Age 69                                                1997
Adjunct  Professor,   Indiana  University-Purdue   University  at  Indianapolis;
Attorney; Retired Member, United States Congress.

John W. Wynne, Age 68                                                     1991
Director Emeritus of Duke-Weeks Realty Corporation, a real estate investment trust; previously Chairman, Duke Realty Investments, Inc.


                      DIRECTORS WHOSE TERMS EXPIRE IN 2002


Name, Age, Principal
Occupation(s) and
Business Experience                                                     Director
During Past 5 Years                                                       Since
--------------------------------------------------------------------------------

Robert J. Laikin, Age 37                                                  1999
Chairman  and  Chief  Executive  Officer  of  Brightpoint,   Inc.,  provider  of
distribution and value-added logistics services to the wireless communications industry; previously President of Brightpoint, Inc.

Marni McKinney, Age 44                                                    1992
Vice Chairman and Chief Executive Officer of the Corporation and Chairman of the Bank; formerly Director, Vice Chairman, and Chief Executive Officer, The
Somerset Group, Inc., financial services provider; previously President and Executive Vice President of The Somerset Group, Inc., and Vice President of the Corporation and the Bank.

Phyllis W. Minott, Age 62                                                 1976
Formerly Chairman and Chief Executive Officer, Minott Motion Pictures, Inc., commercial movie production (1994-2000); previously General Auditor, Controller, Accounting, and Chief Accounting Officer, Eli Lilly & Company, pharmaceutical company (1960-1993).


                        ---------------------------------

         During 2000, the Boards of Directors of the Corporation and the Bank each met ten times. All directors attended in excess of 75% of the aggregate of the total number of meetings of the Boards of Directors of the Corporation and the Bank (considered separately) and the total number of meetings held by all Corporation and Bank committees (considered separately) on which he or she served.

Certain Committees of the Boards of Directors of the Corporation and the Bank

         Among other committees, the Board of Directors of the Corporation has an Audit Committee and a Compensation Committee.

         Audit Committee. The Audit Committee evaluates audit performance, handles relations with the Corporation's independent auditors, and evaluates policies and procedures related to internal audit functions and controls. The members of the Corporation's Audit Committee in 2000 were Phyllis W. Minott (Chairperson), Andrew Jacobs, Jr., and John W. Wynne. The Audit Committee met three times during 2000. (See page 21 for details.)

         Compensation Committee. The Compensation Committee reviews and makes recommen-dations to the Board of Directors with respect to the compensation of directors, officers, and employees of the Corporation and the Bank, administers and grants options and other stock awards under the Corporation's stock option plans, and administers the Bank's Employees' Stock Purchase Plan. The members of the Compensation Committee during 2000 were Gerald L. Bepko (Chairman), Phyllis
W. Minott and John W. Wynne.  The  Compensation  Committee  met two times during
2000.

Compensation of Directors

         Directors of the Corporation and the Bank, other than Robert H. McKinney, Marni McKinney and Owen B. Melton, Jr., received in 2000 an annual retainer of $13,300, plus $1,100 per meeting of the full Board of Directors and per committee meeting attended.

         Under the First Indiana 1992 Director Stock Option Plan, the Corporation reserved approximately 262,497 shares of its common stock for issuance upon the exercise of options to be granted under the plan. The plan provides for the issuance of non-qualified options to purchase 3,746 shares to each outside director of the Corporation on the date of each annual meeting of shareholders. The Corporation granted 3,746 shares to each outside director on April 20, 2000, in accordance with the plan. No option is exercisable during the period of one year following the date of grant, and options granted under the plan must specify an exercise price of not less than 100% of the market price of the shares at the date of grant.

         Under the Directors' Deferred Fee Plan, directors of the Corporation may elect to defer all or any portion of the fees paid for attendance at a Board of Directors or committee meeting. The deferred fees are then contributed to a trust which buys stock with such fees or invests such fees in an interest-bearing account. Directors are not eligible to receive shares or cash held under the plan until they cease to be a director, officer, or employee of the Corporation. Amounts deferred are not taxable to the director until the trust distributes the cash or stock to the director. In the event of a change in control of the Corporation, amounts held under the plan are payable immediately in one lump sum.

         Directors also may elect to contribute part of their fees to the Bank's Employees' Stock Purchase Plan. As with other participants, the Bank matches a certain portion of such contributions and purchases the Corporation's common stock on the open market at the prevailing market price. The material features of the Stock Purchase Plan are described under the heading "EXECUTIVE COMPENSATION."

Certain Transactions

         The Bank offers its directors, officers, and employees a loan plan involving variable-rate mortgages, lines of credit, home equity loans, credit cards, and various installment loans with a lower interest rate (not below the Bank's cost of funds) and waiver of loan origination fees, and fixed-rate mortgage loans with waiver of loan origination fees only. Except as described above, all outstanding loans to directors, officers, and employees have been made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. Management believes that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

         In 1996, the Bank sold its insurance and non-FDIC-insured investment sales business to The Somerset Group, Inc. At the same time, the two companies entered into a multi-year operating agreement under which Somerset provided insurance and non-FDIC-insured investment products and services to the Bank's customers and paid the Bank a commission on such sales. Somerset was merged into the Corporation on September 29, 2000. Somerset paid $101,967 to the Bank in 2000 in accordance with the terms of the purchase agreement and the operating agreement. Robert H. McKinney and Marni McKinney were officers, directors and substantial shareholders of Somerset, and Michael L. Smith was a director of Somerset prior to the merger.

            [The remainder of this page is intentionally left blank.]

                             EXECUTIVE COMPENSATION

          The following Report of the Compensation Committee, as well as the following Performance Graph, shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any of the Corporation's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Report of the Compensation Committee

         Policy and Performance Measures

         In determining the compensation of executive officers, the Compensation Committee strives to maintain an appropriate balance between executive pay and the creation of shareholder value. Executive compensation must attract and retain well-qualified officers while at the same time motivating them to achieve the short-term and long-term strategic goals of the Corporation. To achieve this balance, executive officers receive a competitive base salary and also have the opportunity to earn bonuses tied to the Corporation's overall performance.

         The Compensation Committee based the 2000 annual salaries of the Corporation's executive officers on the results of surveys compiled by an independent consultant. The compensation consultant began with an analysis of the compensation of executive officers of other financial institutions and utilized a regression analysis to conform the compensation survey data to the Corporation's asset size. The consultant derived the weighted average salaries of the executive officers of the institutions contained in the survey, and then calculated average (mean) salaries. The Compensation Committee relied on this independent calculation of average salaries in setting the salaries of the Corporation's executive officers.

         In order to more directly tie executive compensation to the Corporation's overall performance, the Compensation Committee also administers short-term and long-term bonus plans. These plans are designed to increase the total compensation of the Corporation's executive officers, but only if the Corporation's performance merits such increases. The Compensation Committee is guided by the principle that when certain corporate goals are achieved, the executive officers who contributed to the Corporation's success should be rewarded accordingly.

         The one-year 2000 Management Performance Incentive Plan (the "Short-Term Plan") provided for a bonus pool in an amount equal to between 10% and 50% of the participants' base salaries, with bonuses to be awarded based upon both overall corporate performance and individual contributions to the Corporation. In the case of each of the executive officers named in the Executive Compensation Table, at least 60% of the amount contributed on behalf of such executive officer to the bonus pool was allocated to overall corporate performance. The corporate performance component of the bonuses was paid based on the Corporation's after-tax earnings for 2000. The individual performance component of the bonuses depended on the extent to which each participant achieved certain individual or division goals and contributed to the Corporation's overall performance, and whether or not the corporate performance targets were met. Corporate and individual bonuses were calculated based on the Corporation's performance in 2000 in accordance with the payout formulas pre-established under the Short-Term Plan, and correspondingly, the bonuses were typically paid at or near a 100% level of the participants' potential bonus under the Short-Term Plan.

         Under the Corporation's Long-Term Management Performance Incentive Plan (the "Long-Term Plan"), performance-based compensation will be awarded at the end of fiscal year 2002 if certain performance targets are achieved. Two groups of Corporation and Bank officers have been selected to participate in the Long-Term Plan for the 2000-2002 performance period.

         "Group A" under the Long-Term Plan consists of Robert H. McKinney, Chairman of the Corporation, Owen B. Melton, Jr., President and Chief Operating Officer of the Corporation and President and Chief Executive Officer of the Bank, and Marni McKinney, Vice Chairman and Chief Executive Officer of the Corporation and Chairman of the Bank. "Group B" consists of William J. Brunner, Vice President and Treasurer of the Corporation, Senior Vice President in charge of the Bank's Financial Management Division and Chief Financial Officer of the Bank; Merrill E. Matlock, Senior Vice President in charge of the Bank's Commercial Banking Division; David A. Lindsey, Senior Vice President in charge of the Bank's Consumer Finance Division; Timothy J. O'Neill, Senior Vice President in charge of the Bank's Correspondent Services and Secondary Marketing Division; Kenneth L. Turchi, Senior Vice President in charge of the Bank's Retail Banking, Marketing and Strategic Planning Division; and Edward E. Pollack, Senior Vice President in charge of the Bank's Technology and Operations Division.

         If interim performance goals for each of 2000, 2001 and 2002 are attained, as well as overall goals for the entire performance period, Group A participants in the Long-Term Plan will be eligible to receive 12,000 shares of the Corporation's common stock, and Group B participants will be eligible to receive an amount equal to 50% of the participant's average annual rate of base salary in effect during the performance period. The Compensation Committee has determined that the interim performance goals for 2000 were satisfied. Accordingly, the incentive amounts for 2000-2002 still may be earned, provided the 2001, 2002 and whole-period performance goals are met.

         The Compensation Committee believes that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. Accordingly, the Bank has adopted management stock ownership objectives to be attained by officers and directors. Each officer and director of the Bank is expected to own Corporation stock with a market value equal to a specified multiple of such officer's or director's compensation. These multiples range from one times base compensation for vice presidents, to three times base compensation for senior vice presidents, and five times base compensation for the Bank's Chairman, Vice Chairman and President, as well as for the Bank's Board of Directors. (Such multiples already have been attained by Mr. McKinney, Ms. McKinney and Mr. Melton.) All of the officers and directors have attained the specified goals, or have made significant progress toward attaining the goals, and the Compensation Committee will continue to monitor and encourage the officers' and directors' attainment of those goals. The Board of Directors believes that these stock ownership requirements will further align the interests of the Bank's management with the objectives of the Corporation's shareholders.

         Additionally, the Compensation Committee typically considers granting stock options to various executive officers, including the executive officers named in the Summary Compensation Table. Stock options were awarded in 1999 and 2000. Any compensation derived from the stock options will be directly related to the performance of the Corporation's stock.

         To further encourage Bank officers and employees, as well as directors, to acquire ownership of the Corporation, such persons are eligible to contribute a portion of their earnings to the Bank's Employees' Stock Purchase Plan (the "Plan") after completing six months of service. Such contributions are used to purchase the Corporation's stock each month at the then-prevailing market price. If the Corporation attains a specified after-tax return on average equity for a calendar year (as determined by the Compensation Committee), the Bank generally will match participant contributions during the subsequent Plan Year (as defined in the Plan) at a ratio of one to three. If such after-tax returns are not achieved for a calendar year, participant contributions during the subsequent Plan Year will be matched at a ratio of one to four. Because the Corporation achieved the performance objectives specified in the Plan for the year ended
December 31, 1999, and in an attempt to encourage additional associates to participate in the Plan, participant contributions for the Plan Year beginning April 1, 2000 were matched at a ratio of one to three. Contributions by the Bank to the accounts of the executive officers named in the Summary Compensation Table (see page 15) during the calendar year ended December 31, 2000 are set forth in the column titled "All Other Compensation." The Corporation also achieved the performance objectives for the Plan year ended December 31, 2000, and will match participant contributions during the 2001 plan year at a ratio of one to three.

         Section 162(m) of the Internal Revenue Code limits deductibility for federal income tax purposes of compensation in excess of $1,000,000 paid to certain executive officers, unless certain exceptions, including tying compensation to performance, are satisfied. The Compensation Committee intends to link executive compensation to performance, as described above, and to submit compensation plans for shareholder approval when necessary and appropriate, in order to maximize the deductibility of executive compensation to the Corporation. (The Corporation's shareholders approved the Long-Term Plan at the 1998 annual meeting, and this approval remains effective for five years.) To that end, the Compensation Committee historically has established and maintained salary levels and incentive plan standards in an effort to ensure such compensation will be deductible, and the committee believes that it can continue to manage the Corporation's executive compensation program, including the Long-Term Plan, to ensure deductibility.

         CEO Performance

         Mr. McKinney served as the Chief Executive Officer of the Corporation until January 20, 2000. Ms. Marni McKinney served as the Chief Executive Officer of the Corporation thereafter and through the end of 2000, while Mr. Melton served as the Chief Executive Officer of the Corporation's principal operating unit, the Bank. Mr. McKinney and Ms. McKinney devoted major portions of their time to the operations the Corporation and the Bank, as well as the operations of Somerset (which was merged into the Corporation on September 29, 2000). Mr. Melton devoted all of his time to the operations of the Corporation and the Bank.

         Like the salaries of the Corporation's other executive officers, Mr. Melton's, Ms. McKinney's and Mr. McKinney's 2000 salaries were derived from the data compiled by the independent consultant. Since these three individuals had the greatest impact on the Corporation's long-term performance, their salaries were determined based on their achievement of certain goals relating to the Corporation's performance during the prior year, such as return on equity, return on assets, credit quality, and management of operating expenses.

         Because Mr. Melton is the chief executive officer of the Corporation's chief operating unit and responsible for its day-to-day activities, the Compensation Committee gave special weight to Mr. Melton's achievement of these objectives when determining his salary for 2000. In addition, the Compensation Committee met separately with Mr. McKinney and Ms. McKinney for their candid evaluation of Mr. Melton's performance during 1999 and his achievement of the objectives described above. The Corporation's attainment of the 1999 performance goals resulted in an increase in both Mr. McKinney's, Ms. McKinney's and Mr. Melton's salaries for 2000.

         Mr. McKinney, Ms. McKinney and Mr. Melton participate in the Short-Term Plan and the Long-Term Plan. Under the Short-Term Plan, 70% of the amount contributed to the bonus pool on behalf of Mr. McKinney, Ms. McKinney and Mr. Melton was allocated to the overall corporate performance component, rather than the 60% contribution used for the remaining executive officers named in the
Summary  Compensation  Table.  The  Compensation  Committee  believes  that such modifications emphasize Mr. McKinney's, Ms. McKinney's and Mr. Melton's leadership roles and encourage them to manage the Corporation with the shareholders' long-term interests in mind. Additionally, under the Long-Term Plan, Mr. McKinney, Ms. McKinney and Mr. Melton received in 2000 a grant of restricted stock in lieu of their participation in the bonus pool. The stock will be freed from the restrictions at the end of 2002 if the Corporation attains the performance objectives established under the Long-Term Plan. Further, if the stock is freed from the restrictions, the Corporation will pay to Mr. McKinney, Ms. McKinney and Mr. Melton an amount equal to the tax liability they incur as a result of such vesting. The Compensation Committee believes that such tax payments are appropriate given that Mr. McKinney, Ms. McKinney and Mr. Melton assume for three years the risk of a decline in the market value of the Corporation's stock, and that such tax payments are made only when the Corporation meets the performance targets established under the Long-Term Plan.


                             Compensation Committee
                             ----------------------
                            Gerald L. Bepko, Chairman
                                Phyllis W. Minott
                                  John W. Wynne

            [The remainder of this page is intentionally left blank.]

Performance Graph

         The following line graph compares the cumulative total shareholder return on the common stock of the Corporation over the last five fiscal years with the cumulative total return of the NASDAQ Stock Market Index and the cumulative total return of the NASDAQ Bank Index over the same period.




                   -------- --------- -------- ---------- --------- --------- -------- -------- -------- ------- --------

                   Dec.     June      Dec.     June       Dec.      June      Dec.     June     Dec.     June    Dec.
                   1995     1996      1996     1997       1997      1998      1998     1999     1999     2000    2000
                   -------- --------- -------- ---------- --------- --------- -------- -------- -------- ------- --------
First Indiana
Corporation        $100     $119      $139     $154       $215      $232      $186     $209     $223     $215    $264
------------------ -------- --------- -------- ---------- --------- --------- -------- -------- -------- ------- --------
NASDAQ Stock
Market Index       $100     $113      $123     $138       $151      $181      $213     $261     $395     $385    $238
------------------ -------- --------- -------- ---------- --------- --------- -------- -------- -------- ------- --------
NASDAQ Bank Index  $100     $106      $132     $165       $221      $229      $220     $226     $211     $186    $241
------------------ -------- --------- -------- ---------- --------- --------- -------- -------- -------- ------- --------


*       Assumes that the value of the investment in the Corporation's  stock and each index was $100 on December 31, 1995 and that all dividends were reinvested.
**      The NASDAQ Bank Index contains performance data for banks, savings institutions and holding companies.


Summary

         The following table sets forth the compensation awarded to, earned by, or paid to the chief executive officer and the four most highly compensated executive officers other than the chief executive officer (collectively, the "Named Executive Officers") during the last three fiscal years.



                           Summary Compensation Table

================================================================================

                                                                        Long-Term Compensation

----------------------------------------------------------------------------------------------------------------------

                                     Annual Compensation               Awards (1)          Payouts

----------------------------------------------------------------------------------------------------------------------

Name and                                                         Restricted Securities
Principal                                          Other Annual  Stock      Underlying                   All Other
Position                 Year  Salary     Bonus    Compensation    Awards   Options (#) LTIP Payouts   Compensation

----------------------------------------------------------------------------------------------------------------------
Robert H. McKinney       2000 $204,615  $113,603        --       $240,000(2) 60,155(3)       --           $ 6,842(4)
Chairman of the          1999  200,000   106,474     301,788         --      10,000        391,500          8,118
Corporation              1998  199,231    39,543        --           --      12,000          --             5,944

----------------------------------------------------------------------------------------------------------------------
Marni McKinney           2000 $244,231   $132,853       --       $240,000(2) 78,115(5)       --           $11,607(6)
Chief Executive Officer  1999  128,500     70,724     226,341         --     10,000        293,625          7,803
of the Corporation       1998  110,770     24,974       --            --     12,000          --             5,043

----------------------------------------------------------------------------------------------------------------------
Owen B. Melton, Jr.      2000 $340,000   $190,603       --       $240,000(2)  20,000         --           $ 4,592(7)
President and Chief      1999  315,000    161,612    304,005         --       10,000       391,500          4,583
Operating Officer of     1998  295,000     61,395       --           --       12,000         --             3,356
the Corporation;
President and Chief
Executive Officer of
the Bank

----------------------------------------------------------------------------------------------------------------------

Merrill E. Matlock       2000 $175,000   $ 83,895       --           --        5,000         --             3,328(8)
Senior Vice President-   1999  165,000     82,500       --           --        5,000        73,317          3,409
Commercial Banking       1998  150,000     31,573       --           --        6,000         --             2,959
Division of the Bank

----------------------------------------------------------------------------------------------------------------------

David A. Lindsey         2000 $170,000   $ 89,300       --           --        5,000         --           $10,541(9)
Senior Vice              1999  160,000     86,500       --           --        5,000        74,167         11,600
President-Consumer       1998  145,000     29,789       --           --        6,000         --             8,192
Finance Division of the
Bank

======================================================================================================================


1     Adjusted for all stock splits through December 31, 2000.

2 Represents the market value on the date of grant of 12,000 shares of restricted stock granted to each of Mr. McKinney, Ms. McKinney and Mr. Melton under the Long-Term Plan and the 1998 Plan. The restricted stock
      (i) had a market value of $282,000 on December 31, 2000, (ii) will vest on December 31, 2002 if the Corporation attains the performance targets under the Long-Term Plan established by the Compensation Committee and the Board of Directors, and (iii) earns dividends while restricted.

3 Includes options to purchase 40,155 shares granted following the merger with The Somerset Group, Inc.; the Corporation was obligated to make these grants as a result of the assumption of certain Somerset options in the merger.

4 Consists of a $4,834 contribution by the Bank to the Stock Purchase Plan, and a $2,008 contribution by the Bank to Mr. McKinney's account in the Bank's 401(k) Plan.

5 Includes options to purchase 58,155 shares granted following the merger with The Somerset Group, Inc.; the Corporation was obligated to make these grants as a result of the assumption of certain Somerset options in the merger.

6 Consists of a $9,195 contribution by the Bank to the Stock Purchase Plan, and a $2,412 contribution by the Bank to Ms. McKinney's account in the Bank's 401(k) Plan.

7 Consists of a $1,967 contribution by the Bank to the Stock Purchase Plan, and a $2,625 contribution by the Bank to Mr. Melton's account in the Bank's 401(k) Plan.

8 Consists of a $590 contribution by the Bank to the Stock Purchase Plan, the payment by the Bank of $1,860 for term life insurance premiums, and a $878 contribution by the Bank to Mr. Matlock's account in the Bank's 401(k) Plan.

9 Consists of a $6,429 contribution by the Bank to the Stock Purchase Plan, the payment by the Bank of $1,860 for term life insurance premiums, and a $2,252 contribution by the Bank to Mr. Lindsey's account in the Bank's 401(k) Plan.

                        ---------------------------------

            [The remainder of this page is intentionally left blank.]

Stock Options

         The following table sets forth certain information with respect to stock options granted to the Named Executive Officers during the last fiscal year. The Potential Realizable Value columns on the right of this table assume that the value of the underlying stock will appreciate each year at the specified percentages.

                      OPTION GRANTS IN THE LAST FISCAL YEAR


================================================================================================================================

                                                                                                 Potential Realizable Value at
                                                                                                 Assumed Annual Rates of Stock
         Name                                     Individual Grants                            Price Appreciation for Option Term
                        ---------------------------------------------------------------------- -----------------------------------

                                         % of
                                         Total
                           Number of     Options/
                          Securities     SARs                                      Expiration
                          Underlying     Granted                      Grant Date      Date         0%           5%         10%
                         Options/SARs    to           Exercise or    Market Price
                            Granted      Employees     Base Price     ($/Share)
                                         in Fiscal     ($/Share)
                                            Year

----------------------- ---------------- ----------- --------------- ------------- ----------- ------------ ----------- ----------
Robert H. McKinney(1)         5,000         1.3%        $22.00          $20.00      01-20-05    $   0.00    $ 17,628   $ 51,051
                             15,000         4.0%         20.00           20.00      01-20-10        0.00     188,668    478,123
                              6,617         1.8%          9.72           26.06      04-27-05     108,122     151,251    202,382
                              6,617         1.8%          9.59           26.06      02-16-04     108,982     139,934    174,605
                              6,716         1.8%         17.60           26.06      02-17-04      56,817      88,260    123,485
                              2,963         0.8%         16.25           26.06      02-17-09      29,067      68,105    123,578
                              4,840         1.3%         24.20           26.06      02-18-03       9,002      24,596     41,255
                              7,562         2.0%         17.08           26.06      02-19-02      67,907      81,753     95,861
                              4,840         1.3%         19.59           26.06      02-16-05      31,315      61,393     96,728
----------------------- ---------------- ----------- --------------- ------------- ----------- ------------ ----------- ----------
Marni McKinney(1)             5,000         1.3%         22.00           20.00      01-20-05        0.00      17,628     51,051
                             15,000         4.0%         20.00           20.00      01-20-10        0.00     188,668    478,123
                             11,343         3.0%         11.97           26.06      02-14-06     159,823     248,515    357,757
                              6,617         1.8%          7.54           26.06      02-02-03     122,547     143,451    165,738
                              6,617         1.8%          9.72           26.06      04-27-05     108,122     151,251    202,382
                              6,617         1.8%          9.59           26.06      02-16-04     108,982     139,934    174,605
                              4,840         1.3%         24.20           26.06      02-18-03       9,002      24,596     41,255
                              6,716         1.8%         17.60           26.06      02-17-04      56,817      88,260    123,485
                              2,963         0.8%         16.25           26.06      02-17-09      29,067      68,105    123,578
                              7,562         2.0%         17.08           26.06      02-19-02      67,907      81,753     95,861
                              4,840         1.3%         19.59           26.06      02-16-05      31,315      61,393     96,728
----------------------- ---------------- ----------- --------------- ------------- ----------- ------------ ----------- ----------
Owen B. Melton, Jr.           5,000         1.3%         20.00           20.00      01-20-10        0.00      62,889    159,374
                             15,000         4.0%         20.00           20.00      01-20-10        0.00     188,668    478,123
----------------------- ---------------- ----------- --------------- ------------- ----------- ------------ ----------- ----------
Merrill E. Matlock            5,000         1.3%         20.00           20.00      01-20-10        0.00      62,889    159,374
----------------------- ---------------- ----------- --------------- ------------- ----------- ------------ ----------- ----------
David A. Lindsey              5,000         1.3%         20.00           20.00      01-20-10        0.00      62,889    159,374
======================= ================ =========== =============== ============= =========== ============ =========== ==========


1 Of these options, options to purchase 40,155 shares were granted to Mr. McKinney, and options to purchase 58,155 shares were granted to Ms. McKinney, respectively, following the merger with The Somerset Group, Inc. The Corporation was obligated to make these grants as a result of the assumption of certain Somerset options in the merger. These replacement options can be identified in the foregoing table as those with a Grant Date Market Price of $26.06 per share.

         The following table sets forth on an aggregate basis each exercise of stock options during fiscal year 2000 by each of the Named Executive Officers and the 2000 year-end value of the unexercised options of each such executive officer.



                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                       AND
                          FISCAL YEAR-END OPTION VALUES

====================================================================================================================

                                                         Number of Securities            Value of Unexercised
                                                        Underlying Unexercised           In-the-Money Options
                                                           Options at FY-End                  at FY-End
--------------------------------------------------------------------------------------------------------------------

                          Shares
                        Acquired on
         Name          Exercise (#)  Value Realized   Exercisable   Unexercisable    Exercisable   Unexercisable
--------------------------------------------------------------------------------------------------------------------

Robert H. McKinney        32,997        $396,473       68,559(1)       31,556        $460,550         $118,549
Marni McKinney            10,301         127,441       86,559(1)       31,556         706,947          118,549
Owen B. Melton, Jr.         --              --         69,244(1)       20,000         699,397           70,000
Merrill E. Matlock         5,622          98,160       20,400(1)       10,000         174,663           41,550
David A. Lindsey            --             --          19,200(1)       10,000         173,904           41,550
====================================================================================================================

                                           Shares Underlying Options  Shares Underlying Options
                                               When Market Price         When Exercise Price
                            Name            Exceeded Exercise Price     Exceeded Market Price
                            ----            -----------------------     ---------------------
                   Robert H. McKinney               51,759                      16,840
                   Marni McKinney                   69,719                      16,840
                   Owen B. Melton, Jr.              57,244                      12,000
                   Merrill E. Matlock               14,400                       6,000
                   David A. Lindsey                 13,200                       6,000


            [The remainder of this page is intentionally left blank.]

Pension Plans

         The following table sets forth, in specified compensation and years of service classifications, the estimated annual benefits payable upon retirement at age 65 under the Bank's non-contributory, qualified defined benefit pension plan (the "Qualified Plan"), as supplemented by the supplemental benefit plan adopted by the Bank on January 17, 1992 (the "Supplemental Plan") (the Qualified Plan and the Supplemental Plan are collectively referred to as the "Plans"). While the table shows the annual benefit payable, participants may elect to receive the present value of the entire benefit in one lump sum.


                                                    PENSION PLAN TABLE 1

       ==========================================================================================================

              Covered         10 Years' Benefit    20 Years' Benefit    30 Years' Benefit    40 Years' Benefit
           Compensation            Service              Service              Service              Service
       ----------------------------------------------------------------------------------------------------------

                    $100,000              $18,139              $36,279             $ 54,418             $ 73,488
                     120,000               22,139               44,279               66,418               89,488
                     140,000               26,139               52,279               78,418              105,488
                     160,000               30,139               60,279               90,418              121,488
                     180,000               34,139               68,279              102,418              137,488
                     200,000               38,139               76,279              114,418              153,488
                     220,000               42,139               84,279              126,418              169,488
                     240,000               46,139               92,279              138,418              185,488
                     260,000               50,139              100,279              150,418              201,488
                     280,000               54,139              108,279              162,418              217,488
                     300,000               58,139              116,279              174,418              233,488
                     320,000               62,139              124,279              186,418              249,488
                     340,000               66,139              132,279              198,418              265,488
                     360,000               70,139              140,279              210,418              281,488
                     380,000               74,139              148,279              222,418              297,488
                     400,000               78,139              156,279              234,418              313,488
                     500,000               98,139              196,279              294,418              393,488
                     600,000              118,139              236,279              354,418              473,488
                     700,000              138,139              276,279              414,418              553,488
                     800,000              158,139              316,279              474,418              633,488
       ==========================================================================================================

          1   Amounts  shown are based on an  assumed  Social  Security  integration  base of  $37,212  and are not subject to any deduction for Social Security or other offset amounts.



         The annual retirement benefit displayed in the Pension Plan Table is the product of (i) the participant's number of years of credited benefit service, multiplied by (ii) the sum of 1.5% of that portion of the participant's covered compensation that does not exceed the Social Security integration base for the participant plus 2% of the participant's covered compensation that exceeds such integration base. Compensation covered by the Plans is the sum of the average of a participant's annualized rate of base salary (as reported in the Salary column of the Summary Compensation Table) for the five consecutive years of employment which produce the highest such average, plus the annual average of all bonuses (including both the Bonus and the LTIP Payouts columns as reported in the Summary Compensation Table, and the market value on the date of vesting of any restricted stock awards made pursuant to the Long-Term Plan) paid to the participant for the three years preceding the participant's retirement. As of January 1, 2001, the number of years of credited benefit service and the compensation covered by the Plans (based on average annual salaries for 1996-2000 and average annual bonuses for 1998-2000) for each of the Named Executive Officers were as follows: Robert H. McKinney, 48 years - $430,954; Marni McKinney, 15 years - $274,009; Owen B. Melton, Jr., 22 years - $546,900; Merrill E. Matlock, 16 years - $228,282; and David A. Lindsey, 18 years - $235,678.

Employment Agreements and Other Arrangements

         Special retirement benefits are provided under the Supplemental Plan to Mr. McKinney. His normal retirement benefit under the Supplemental Plan is payable for life and 15 years certain. The monthly amount of his normal benefit is the higher of two calculated amounts. The first is his monthly retirement benefit that would be payable to him under the Supplemental Plan if such benefit were determined in the normal way and were payable for life only. The second is a monthly retirement benefit equal to the excess of (i) 80% of his adjusted monthly compensation over (ii) the sum of (a) his monthly retirement benefit under the Qualified Plan (determined as though such benefit were payable in the form of a straight-life annuity) plus (b) his primary Social Security benefit payable at age 65. For purposes of the foregoing, Mr. McKinney's adjusted monthly compensation is one-twelfth of the sum of (i) his highest annual rate of salary from the Corporation plus (ii) the greater of (a) 37.5% of his highest annual rate of salary from the Corporation or (b) the annual average of all bonuses paid to him by the Corporation for the three years next preceding his retirement. In the last fiscal year, Mr. McKinney received $134,892 in payments under the Qualified Plan.

         Special death benefits are provided under the Supplemental Plan to Mr. McKinney, Ms. McKinney and Mr. Melton. This death benefit equals three times their respective highest annual rates of salary, grossed up for income taxes at the highest applicable marginal rate in effect at the time of death, and is payable before or after separation from service and without regard to when they separate from service.

         Mr. McKinney, Ms. McKinney and Mr. Melton are parties to agreements with the Corporation, and Messrs. Lindsey and Matlock are parties to agreements with the Bank, which agreements provide for certain benefits if the executive officer's employment is terminated following a change in control of the Corporation (as defined in the applicable agreement), other than a termination with cause (as defined in the applicable agreement) or a termination by the officer without good reason (as defined in the applicable agreement). In such case, Messrs. Lindsey and Matlock would be entitled to a severance payment equal to that portion of their annual base salary (calculated as twelve times the highest monthly base salary paid to the executive officer during the twelve months prior to the change in control) not already paid, plus any compensation previously deferred by the executive officer, accrued vacation pay and a lump-sum pension supplement, and Mr. McKinney, Ms. McKinney and Mr. Melton would be entitled to a severance payment equal to three times their annual base salary, plus the additional items listed above. Certain adjustments may be made to the severance payments made in connection with the change in control if such payments would be subject to the excise tax imposed on "excess parachute payments" under Section 4999 of the Internal Revenue Code of 1986, as amended.

           The following Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any of the Corporation's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Report of the Audit Committee

         In connection with the December 31, 2000 financial statements of the Corporation, the Audit Committee: (a) reviewed and discussed the audited financial statements with management; (b) discussed with KPMG LLP ("KPMG"), the Corporation's independent auditor, the matters required by Statement on Auditing Standards No. 61; (c) received the written disclosures and the letter from the auditor required by Independence Standards Board Statement No. 1; (d) discussed with the auditors the auditors' independence; and (e) considered whether the provision of services by the auditor for matters other than the annual audit and quarterly financial statement reviews is compatible with maintaining the auditor's independence. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report filed with the Securities and Exchange Commission on Form 10-K.

         The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee participated in the creation, review and assessment of its charter and, in accordance with Rule 4350(d)(1) of the National Association of Securities Dealers' ("NASD") listing standards, has determined that the charter is adequate. A copy of that charter is included within this Proxy Statement as Exhibit A. The Board of Directors has determined that the members of the Audit Committee are independent, as that term is defined in Rule 4200(a) of the NASD's listing standards.

        Audit Fees; Financial Information Systems Design and Implementation Fees

         The total fees billed for professional services rendered in connection with the audit of the Corporation's annual financial statements and the reviews of the financial statements included in the Corporation's Forms 10-Q totaled $148,000 for the year 2000. The total fees billed for professional services rendered in connection with the design and implementation of financial information systems rendered by the auditors totaled $0 for the year 2000.

         All Other Fees

         For the year 2000, the auditors billed the Corporation $457,848 for services other than those disclosed in the preceding paragraph.

                                 Audit Committee
                                 ---------------
                         Phyllis W. Minott, Chairperson
                               Andrew Jacobs, Jr.
                                  John W. Wynne

                             APPOINTMENT OF AUDITORS

         The Corporation's financial statements for the year ended December 31, 2000 were audited by KPMG. The Corporation has selected KPMG as its independent auditors for the fiscal year ending December 31, 2001. Representatives of KPMG are expected to attend the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers and directors, and persons who own more than 10% of the Corporation's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders (the "Reporting Persons") are required by Securities and Exchange Commission regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Corporation, the Corporation believes that during 2000 all Reporting Persons complied with the filing requirements of Section 16(a).

                                  ANNUAL REPORT

         A copy of the Corporation's Annual Report for the year ended December 31, 2000 has been provided to all shareholders as of the record date. The Annual Report is not to be considered as proxy solicitation material.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

                            EXPENSES OF SOLICITATION

         The entire expense of preparing, assembling, printing and mailing the proxy form and the material used in the solicitation of proxies will be paid by the Corporation. The Corporation does not expect that the solicitation will be made by specially engaged employees or paid solicitors. Although the Corporation might use such employees or solicitors if it deems them necessary, no arrangements or contracts have been made with any such employees or solicitors as of the date of this statement. In addition to the use of the mails, solicitation may be made by telephone, telegraph, cable or personal interview. The Corporation will request record holders of shares beneficially owned by others to forward this Proxy Statement and related materials to the beneficial owners of such shares, and will reimburse such record holders for their reasonable expenses incurred in doing so.

         IT IS IMPORTANT THAT PROXIES BE RETURNED OR VOTED PROMPTLY. Whether or not you attend the meeting, you are urged to execute and return the proxy or to vote your proxy via telephone or the Internet in accordance with the instructions on your proxy card.

                                                     For the Board of Directors,



                                                     /s/ Robert H. McKinney
                                                     Robert H. McKinney,
                                                     Chairman

         March 9, 2001

                      [This page intentionally left blank.]

                                    Exhibit A
                                       to
                    First Indiana Corporation Proxy Statement

            Charter of the Audit Committee of the Board of Directors

  I.      Audit Committee Purpose

          The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

          * Monitor the integrity of First Indiana's reporting processes and systems of internal control. Special emphasis should be given to material systems and processes that generate data to management for making business decisions and reporting financial results, including compliance with all rules and regulations governing the company.

          * Monitor the independence and performance of First Indiana's independent auditors and internal auditing department.

          * Provide an avenue of communication between the independent auditors, management, the internal auditing department, and the Board of Directors.

          The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as all First Indiana personnel. The Audit Committee has the ability to retain, at First Indiana's expense, special legal counsel, accountants or other consultants or experts it deems necessary in the performance of its duties.

  II.     Audit Committee Composition and Meetings

          Audit Committee members shall meet the requirements of the NASD. The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent directors, free from any relationship that would interfere with the exercise of his or her independent judgement. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

         Audit Committee members shall be appointed by the Board of Directors. If an Audit Committee Chair is not designated by the Board of Directors, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

         The Audit Committee shall meet not less than three times annually. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee shall meet privately in executive session at least annually with the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed. In addition, the Audit Committee, or at least its Chair, should be available to meet with the independent auditors quarterly, if requested, to review First Indiana's financial statements and significant findings based upon the auditors limited review procedures.


III.     Audit Committee Responsibilities


         In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices and other operating controls of First Indiana are in accordance with all requirements and are of the highest quality.

         In carrying out these responsibilities, the Audit Committee shall take the following actions:

         Review Procedures
         -----------------

         1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and, beginning with the proxy statement for the 2001 annual meeting, have the Charter published in First Indiana's proxy statement at least every three years as required by regulations of the Securities and Exchange Commission.

         2. Review, in conjunction with the Board of Directors, First Indiana's annual audited financial statements prior to filing or distribution. The review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgements.

         3. Consider, in consultation with management, the independent auditors, and the internal auditors, the integrity of First Indiana's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors, and the internal auditing department together with management's responses including the status of previous recommendations.

         4. Review with financial management and the independent auditors, as considered necessary, First Indiana's quarterly financial results prior to the release of earnings and/or First Indiana's quarterly financial statements prior to filing or distribution. Discuss any significant changes to First Indiana's accounting principles and any items required to be communicated by the independent auditors in accordance with AICPA SAS 61.

         Independent Auditors
         --------------------

         5. Review the independence and performance of the independent auditors and annually recommend to the Board of Directors the appointment of the independent auditors, approve any discharge of auditors when circumstances warrant, or take or recommend that the Board of Directors take, appropriate action to ensure the independence and objectivity of the independent auditors, when such action is warranted.

         6. Review the fees and other significant compensation to be paid to the independent auditors.

         7. Review and discuss with the independent auditors all significant relationships they have with First Indiana that could impair the auditors' independence or objectivity. In order to facilitate this review, the Audit Committee shall at least annually require a formal written statement from the independent auditors delineating all relationships between the independent auditors and First Indiana, consistent with Independence Standards Board Standard 1.

         8. Review the independent auditors' audit plan to see that it is sufficiently detailed and covers any significant areas of concern that the Audit Committee may have.

         9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with SAS 61.

         10. Consider the independent auditors' judgements about the quality and appropriateness of First Indiana's accounting principles as applied in its financial reporting.

         Internal Audit Department and Legal Compliance
         ----------------------------------------------

         11.      Review  the  budget,   plan,   changes  in  plan  activities,
                  organizational structure, and qualifications of the internal audit department, as needed.

         12. Review the appointment, performance, and replacement of the senior internal audit executive.

         13. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

         14. Review with First Indiana's counsel, as considered necessary, any legal matters that could have a significant impact on the organization's financial statements, First Indiana's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

         Other Audit Committee Responsibilities
         --------------------------------------

         15. Report annually to shareholders in First Indiana's proxy statement as required by regulations of the Securities and Exchange Commission.

         16. Perform any other activities consistent with this Charter, First Indiana's by-laws, and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

         17. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

         18. Perform periodically self-assessments of the Audit Committee's performance.

                      [This page intentionally left blank.]

                      [INSERT CAMERA-READY LOGO OF THE BANK

                         & SOMERSET FINANCIAL SERVICES]


               Principal Subsidiaries of First Indiana Corporation

[FORM OF PROXY CARD]

PROXY                                                                     PROXY
                        [FIRST INDIANA CORPORATION LOGO]

                          135 North Pennsylvania Street
                           Indianapolis, Indiana 46204

                This Proxy is solicited by the Board of Directors for the Annual Meeting of Shareholders to be held on April 18, 2001

   The undersigned hereby appoints John W. Wynne and Phyllis W. Minnot, and each of them, attorneys-in-fact and proxies, with full power of substitution, to attend the Annual Meeting of Shareholders to be held on April 18, 2001 at 1:30 p.m. E.S.T., and at any adjournments or postponements of the Annual Meeting, and to vote as specified on the reverse all shares of the Common Stock of First Indiana Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------





     Dear Shareowner:

          On the reverse side of this card are instructions on how to vote your shares for the election of directors by telephone or over the Internet. Please consider voting by telephone or over the Internet. Your vote is recorded as if you mailed in your proxy card. We believe voting this way is convenient.

          Thank you for your attention to these matters.

                                            First Indiana Corporation


5589 -- First Indiana Corporation

                            FIRST INDIANA CORPORATION
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

[
                                                                               ]

1.   Election of Directors--              For All  Withhold All  For All Except
     Nominees for a term of three years:   [   ]      [   ]         [   ]
     01-Robert H. McKinney, 02-Owen B.
     Melton, Jr., 03-Michael L. Smith:

     ----------------------------------
     (Except Nominee(s) written above)


2. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholders. If no direction is made, this proxy will be voted FOR Proposal 1.


The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report.



                                   Dated:                         ,2001
                                         -------------------------

                                   Signature(s)
                                               ------------------------

                                   ------------------------------------


                                   Please sign exactly as your name appears.
                                   Joint owners should each sign personally.
                                   Where applicable, indicate your official position or representative capacity.


------------------------------------------------------------------------------
  CONTROL NUMBER             FOLD AND DETACH HERE


                                              [FIRST INDIANA CORPORATION LOGO]

               YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!

QUICK     EASY     IMMEDIATE     AVAILABLE 24 HOURS A DAY     7 DAYS A WEEK

FIRST INDIANA CORPORATION encourages you to take advantage of convenient ways to vote your shares. If voting by proxy, you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the 2001 proxy statement and then follow these easy steps:


TO VOTE BY PHONE
------------------------------------------------------------------------------
Call toll free 1-888-297-9538 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Enter the 6-digit Control Number located above.

Option #1:  To vote as the Board of Directors recommends on the proposal:
            Press 1

            When asked, please confirm your vote by pressing 1

Option #2:  If you choose to vote on the proposal separately, press 0 and follow the simple recorded instructions.
------------------------------------------------------------------------------

TO VOTE BY INTERNET
------------------------------------------------------------------------------
Go to the following Website:

www.computershare.com/us/proxy

Enter the information requested on your computer screen, including your 6-digit Control Number located above.

Follow the simple instructions on the screen.
------------------------------------------------------------------------------

   If you vote by telephone or the Internet, DO NOT mail back the proxy card.
                              THANK YOU FOR VOTING!


5589--First Indiana Corporation